UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 5, 2014
MILLER ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

001-34732	26-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302
Knoxville, TN 37932
(Address of Principal Executive Offices)
(865) 223-6575
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on March 31, 2014, Miller Energy Resources, Inc. (the “Company”) entered into a Purchase Option Agreement (the “Option”) with Baker Process, Inc., granting the Company the option to acquire a National 1320 drilling rig and related equipment (the “Rig”) pursuant to the terms of the Rig Equipment Purchase Agreement . A payment of $1,500,000.00 was required in connection with the execution and delivery of the Option (the “Option Price”). The Company refers to this rig as “Rig-36.”

On May 5, 2014, the Company entered into the Rig Equipment Purchase Agreement (the "Agreement") in which it exercised the Option. In accordance with the terms of the Option, an additional $1,750,000.00 was paid at closing, in addition to the payment of the Option Price.

The foregoing description is qualified in its entirety by reference to the Agreement, which is filed as an Exhibit 10.1 to this report.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Rig Equipment Purchase Agreement by and between Miller Energy Resources, Inc., as Buyer and Baker Process, Inc., as Seller

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2014	Miller Energy Resources, Inc.

By: /s/ Scott M. Boruff
Scott M. Boruff
Chief Executive Officer